UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2011

INUVO, INC.
(Exact name of registrant as specified in its charter)
Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Suite 300, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 8.01    Other Events.

On June 20, 2011 we entered into Subscription Agreements with 17 institutional and accredited investors, several of which are affiliated entities, for the sale of 1,350,000 shares of our common stock, together with immediately exercisable five year warrants to purchase up to an aggregate of 675,000 shares of common stock, resulting in gross proceeds to us of $2,700,000. Each warrant entitles the investor to purchase 0.50 shares of our common stock for every share of common stock purchased by such investor in the offering. The purchase price for each share of common stock and the related warrants is $2.00. Each warrant has an exercise price of $2.20 per share. The common stock and the warrants will be issued separately but will be purchased together in the offering. This offering was an at the market offering conducted as a takedown from our shelf registration statement which was declared effective by the Securities and Exchange Commission in April 2011. Included in the purchasers in this offering are funds managed by Bridgehampton Capital Management LLC (“Bridgehampton”), a principal shareholder of our company, and an affiliate of a member of our Board of Directors.  Bridgehampton’s affiliated funds purchased $600,000 in the offering upon the same terms and conditions as the other investors. We did not engage the services of an underwriter or placement agent in this offering.  We expect to use the proceeds for working capital and debt reduction.

The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. The holder will not have the right to exercise any portion of a warrant if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to increase this beneficial ownership limitation upon 61 days’ prior written notice to us.  This beneficial ownership limitation may be decreased by the holder at any time upon notice to us.  In addition, the beneficial ownership limitation may not apply to a holder to the extent its beneficial ownership excluding certain convertible securities already exceeds 9.99%.

Under the terms of the Subscription Agreement, we agreed to maintain the registration of our common stock either Section 12(b) or (g) of the Securities Exchange Act of 1934, to comply in all material respects with our SEC reporting and filing obligations, to not take any action which would suspend or terminate this registration or our SEC reporting and filing obligations, and keep the registration statement under which these securities were offered and sold effective until all the warrants have been exercised by the holders.  In addition, we agreed to file amendments to the registration statement (or any other registration statement covering the issuance of shares underlying the warrant) that is necessary for the issuance of any shares underlying the warrant to the purchasers free of any restrictive legends and/or any other limitations on resale of such shares by the purchasers under the Securities Act of 1933.  In the event that any of the investors becomes an affiliate of our company after closing date, we agreed to provide the investor with the rights and benefits afforded to the affiliated investors as contained in the Registration Rights Agreement described later in this report.

If we fail to keep the registration statement under which the securities were offered and sold (or another registration statement covering issuance of the shares underlying the warrants) continuously effective until all of the warrants have either expired or been exercised by the holders, or if we breach any of the covenants described above, we could become subject to the payment of liquidated damages to the investors equal to 1.0% of the value of any outstanding warrants (valued at the difference between the average closing sale price (as defined in the warrants) during the month immediately preceding the applicable month and the exercise price multiplied by the number of shares of common stock into which the warrants are exercisable), up to a maximum of $50,000 in the aggregate.

In connection with the offering, we entered into a Registration Rights Agreement with Bridgehampton wherein we have agreed to file a resale registration statement covering the shares of our common stock acquired in the offering, together with the shares issuable upon the exercise of the warrants.  Under the terms of the Registration Rights Agreement, we agreed to cause the resale registration statement to be declared effective by the Securities and Exchange Commission within 65 days from the closing date of the offering.  If the registration statement is not declared effective by that time, or if we fail to keep it effective until all of the shares, including the shares underlying the warrants, have been sold, we will be required to pay Bridgehampton liquidated damages equal to 1.0% of (x) the aggregate purchase price paid by Bridgehampton for the securities then held by it, and (y) if the Warrants are “in the money” and then held by Bridgehampton, the value of any outstanding Warrants (valued at the difference between the average closing sale price during the month immediately preceding the applicable month and the exercise price of the Warrants multiplied by the number of shares of common stock into which the Warrants are exercisable), up to a maximum of $50,000 in the aggregate.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

10.23	Form of Subscription Agreement
10.24	Form of Warrant
10.25	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: June 21, 2011	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz, Chief Financial Officer